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                         AGREEMENT AMONG FILING PARTIES

         THIS AGREEMENT is made and entered into as of April 24, 1997, by and among CF Securities, L.P., a Texas limited partnership, Mill Spring Holdings, Inc., a Texas corporation, Harlan R. Crow, James D. Carreker, Leslie V. Bentley, Anne L. Raymond and Stanley M. Koonce (collectively referred to herein as the "Filing Parties").

         WHEREAS, Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended (the "ACT"), requires that, when a Schedule 13D is filed on behalf of more than one person, an agreement be executed and filed as an exhibit to the Schedule 13D reflecting that the Schedule 13D is being filed on behalf of all such persons.

         NOW, THEREFORE, in consideration of the premises and the mutual promises stated herein, the Filing Parties hereby agree as follows:

         (i) Each Filing Party agrees that a single Schedule 13D (and any amendments thereto) shall be filed jointly on behalf of all the Filing Parties with respect to shares of common stock, $.01 par value per share, of Wyndham Hotel Corporation, a Delaware corporation.

         (ii) Each Filing Party acknowledges and agrees that, pursuant to Rule 13d-1(f)(1) under the Act, each Filing Party individually is (i) eligible to use the Schedule 13D and (ii) responsible for the timely filing of such
Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such Filing Party contained in such Schedule 13D. None of the Filing Parties, however, shall be responsible for the completeness or accuracy of information concerning any other Filing Party contained in such
Schedule 13D, or any amendments thereto, unless such Filing Party knows or has reason to believe that such information is incomplete or inaccurate.

         (iii) This agreement shall not be assignable by any Filing Party. Any assignment in violation of the foregoing shall be null and void.

         (iv) This agreement shall terminate upon the written notice of termination given by any Filing Party to the other Filing Parties.

         (v) This agreement may be executed in several counterparts, each of which shall be deemed to be an original copy hereof.
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         IN WITNESS WHEREOF, the undersigned hereby executed this Agreement
Among Filing Parties as of the date or dates indicated below.

Dated:   April 24, 1997           CF SECURITIES, L.P., a Texas limited
                                  partnership

                                  By:    Mill Spring Holdings, Inc., a Texas
                                         corporation and its general partner


                                         By: /s/ Harlan R. Crow
                                            ---------------------------------
                                            Name:  Harlan R. Crow
                                                 ----------------------------
                                            Title: President
                                                  ---------------------------


Dated:   April 24, 1997           MILL SPRING HOLDINGS, INC., a Texas
                                  corporation


                                  By:  /s/ Harlan R. Crow
                                     ----------------------------------------
                                     Name:  Harlan R. Crow
                                          -----------------------------------
                                     Title: President
                                           ----------------------------------



Dated:   April 24, 1997           /s/ Harlan R. Crow
                                  -------------------------------------------
                                  Harlan R. Crow


Dated:   April 24, 1997           /s/ James D. Carreker
                                  -------------------------------------------
                                  James D. Carreker


Dated:   April 24, 1997           /s/ Leslie V. Bentley
                                  -------------------------------------------
                                  Leslie V. Bentley


Dated:   April 24, 1997           /s/ Anne L. Raymond
                                  -------------------------------------------
                                  Anne L. Raymond


Dated:   April 24, 1997           /s/ Stanley M. Koonce, Jr.
                                  -------------------------------------------
                                  Stanley M. Koonce, Jr.